AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2002
                                                             FILE NO. 811-10407

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                 -------------

                                   FORM N-1A


                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 2

                            INSTITUTIONAL PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                   125 BROAD STREET, NEW YORK, NEW YORK 10004
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800-451-2010

                               ROBERT I. FRENKEL
        300 FIRST STAMFORD PLACE, 4TH FLOOR, STAMFORD, CONNECTICUT 06892
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 WITH A COPY TO
                             ROGER P. JOSEPH, ESQ.
                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                       BOSTON, MASSACHUSETTS 02110 U.S.A.

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                                EXPLANATORY NOTE


     Institutional Portfolio has filed this Registration Statement pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Registrant. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.



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                                     PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4.  Investment Objectives, Principal Investment Strategies, and Related
         Risks.

Institutional Reserves Portfolio and Institutional Enhanced Portfolio (each a "Portfolio" and collectively, the "Portfolios") are series of Institutional Portfolio (the "Trust"). The Trust is an open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on April 2, 2001.

PORTFOLIO GOALS

The goal of Institutional Reserves Portfolio ("Reserves Portfolio") is to provide its investors with liquidity and as high a level of current income as is consistent with preservation of capital.

The goal of Institutional Enhanced Portfolio ("Enhanced Portfolio") is to provide its investors with liquidity, current income and preservation of capital.

Each Portfolio's goal may be changed without the approval of its investors, but not without written notice thereof to the investors at least 30 days prior to implementing the change. Of course, there is no assurance that either Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

The Portfolios' principal investment strategies are the strategies that, in the opinion of each Portfolio's manager, are most likely to be important in trying to achieve the Portfolio's investment goal. Of course, there can be no assurance that either Portfolio will achieve its goal. Please note that each Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolios may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

INSTITUTIONAL RESERVES PORTFOLIO

The Reserves Portfolio invests only in high quality, short-term money market instruments denominated in U.S. dollars. These may include:

o    obligations of U.S. and non-U.S. banks;

o    commercial paper and asset backed securities;

o short-term obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

o obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.


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The Reserves Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances.

The Reserves Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, all of the Portfolio's investments must be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be high quality, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard & Poor's"), or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within these two rating categories there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.

Money Market Instruments Described. Money market instruments are short-term IOUs issued by banks or other issuers, the U.S. or a foreign government, and state or local governments. Money market instruments generally have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short-term unsecured debts), asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables) and repurchase agreements. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

The Reserves Portfolio invests in high quality U.S. dollar-denominated money market instruments of U.S. and non-U.S. issuers. These obligations include U.S. government obligations, obligations of U.S. and non-U.S. banks, obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada, commercial paper, asset backed securities and repurchase agreements. The Portfolio's U.S. government obligations may include U.S. Treasury bills, bonds and notes and obligations of U.S. government agencies and instrumentalities that may, but need not, be backed by the full faith and credit of the United States. As noted above, the Portfolio reserves the right to invest up to 100% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances. The Portfolio's investment goal and policies may be changed without a vote of investors.

The Reserves Portfolio invests only in "first tier" securities. These securities are rated in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion are of comparable quality.

Although the Reserves Portfolio is permitted to maintain a weighted average maturity of up to 90 days, under normal conditions the Portfolio will maintain a shorter maturity. In the event that interest rates decline, the Portfolio may not generate as high a yield as other funds with longer weighted average maturities.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. The manager uses a "top-down" approach when selecting

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securities for the Reserves Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

Since the Reserves Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Reserves Portfolio. Please remember that an investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Reserves Portfolio are described below. Please note that there are many other factors that could adversely affect an investment in the Portfolio and that could prevent the Portfolio from achieving its goals, which are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, investors should carefully consider the risks that they will assume.

YIELD FLUCTUATION. The Reserves Portfolio invests in short-term money market instruments. As a result, the amount of income paid to an investor by the Portfolio will go up or down depending on day to day variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on an investment) than investing in lower quality or longer-term instruments.

CREDIT RISK. The Reserves Portfolio invests in debt securities that are rated, when the Portfolio buys them, in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion, are of comparable quality. However, it is possible that some issuers will be unable to make the required payments on debt securities held by the Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of an investment in the Portfolio, or its yield, to decline.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment, or other market event could cause the value of an investment in the Reserves Portfolio, or its yield, to decline.

FOREIGN SECURITIES. Investors should be aware that investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject.

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These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Reserves Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Non-U.S. markets also may offer less protection to investors such as the Portfolio.

CONCENTRATION IN THE BANKING INDUSTRY. The Reserves Portfolio may concentrate in bank obligations. This means an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.

INSTITUTIONAL ENHANCED PORTFOLIO

The Enhanced Portfolio invests primarily in money market instruments and short-term debt securities denominated in U.S. dollars. These may include:

o    obligations of U.S. and non-U.S. banks;

o    corporate debt obligations and asset-backed securities;

o short-term obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

o obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

The Enhanced Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances.

Under normal circumstances, at least 70% of the Enhanced Portfolio's assets will consist of securities that are rated in the highest short-term rating category for debt obligations or in unrated securities that the Manager determines are of comparable quality. These investments may include commercial paper rated Prime-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Rating Group. Unlike a money market fund, the Portfolio may also invest up to 30% of its assets in securities that are rated in the second highest short-term rating category for debt obligations or in unrated securities that the Manager determines are of comparable quality. These investments may include commercial paper rated Prime-2 by Moody's or A-2 by Standard & Poor's.

The Enhanced Portfolio's investments in U.S. government obligations may include U.S. Treasury bills, bonds and notes and obligations of U.S. government agencies and instrumentalities that may, but need not, be backed by the full faith and credit of the United States.


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The Enhanced Portfolio's investment goals and policies may be changed without a shareholder vote.

The average maturity of the Enhanced Portfolio's investments (on a dollar-weighted basis) usually will be 90 days or less, but the Portfolio may invest in securities whose maturities exceed 90 days. These securities may include fixed rate obligations with final maturities of up to approximately 13 months from the date of acquisition, and floating rate obligations with final maturities of up to approximately 24 months from the date of acquisition. The Portfolio is designed to generate a higher yield than a money market fund, although there can be no assurance that this will be the case.

Money Market Instruments Described. Money market instruments are short-term IOUs issued by banks or other issuers, the U.S. or a foreign government, and state or local governments. Money market instruments generally have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short-term unsecured debts), asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables) and repurchase agreements. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

Debt Securities Described. Debt Securities generally represent a debt obligation of an issuer, and include bonds, short-term obligations, mortgage-backed and asset-backed securities, and preferred stock. Debt securities, in general, offer a fixed stream of cash flow. Most bond investments focus on generating income. The potential for capital appreciation is a secondary objective. The value of debt securities generally goes up when interest rates go down, and down when rates go up. The value of these securities also fluctuates based on other market and credit factors.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. The Enhanced Portfolio's manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

Many of the Enhanced Portfolio's investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Enhanced Portfolio. Please remember that an investment in the

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Portfolio is not a deposit of any bank and is not insured or guaranteed by the
Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Enhanced Portfolio are described below. Please note that there are many other factors that could adversely affect an investment in the Portfolio and that could prevent the Enhanced Portfolio from achieving its goals, which are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, investors should carefully consider the risks that they will assume.

YIELD FLUCTUATION. The Enhanced Portfolio invests in money market instruments and short-term debt securities. As a result, the amount of income paid to an investor by the Portfolio will go up or down depending on day-to-day variations in short-term interest rates. Investing in higher quality, short-term instruments may result in a lower yield (the income on an investment) than investing in lower quality or longer-term instruments.

CREDIT RISK. It is possible that some issuers will be unable to make the required payments on debt securities held by the Enhanced Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of an investment in the Portfolio, or its yield, to decline.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of Portfolio investments or other market event could cause the value of an investment in the Enhanced Portfolio, or its yield, to decline.

PREPAYMENT AND EXTENSION RISK. The issuers of debt securities held by the Enhanced Portfolio may be able to call a bond or prepay principal due on the securities, particularly during periods of declining interest rates. The Portfolio may not be able to reinvest that principal at attractive rates, reducing income to the Portfolio, and the Portfolio may lose any premium paid. The Portfolio would also lose the benefit of falling interest rates on the price of the repaid bond. On the other hand, rising interest rates may cause prepayments to occur at slower than expected rates. This effectively lengthens the maturities of the affected securities, making them more sensitive to interest rate changes and the Portfolio's share price more volatile. Securities subject to prepayment risk generally offer less potential for gains when interest rates decline, and may offer a greater potential for loss when interest rates rise. Mortgage-backed securities, including collateralized mortgage obligations or CMOs, are particularly susceptible to prepayment risk and their prices may be more volatile than a security having no pre-payment option.

FOREIGN SECURITIES. Investors should be aware that investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Enhanced Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Foreign markets also may offer less protection to investors such as the Portfolio.

PORTFOLIO SELECTION. The success of the Enhanced Portfolio's investment strategy depends in large part on the investment process. The Manager may fail to pick securities that perform well because it is unable to predict accurately the direction of interest rates or to assess other economic factors. In that case, you may lose money, or your investment may not do as well as an investment in another fixed income fund.

CONCENTRATION IN THE BANKING INDUSTRY. The Enhanced Portfolio may concentrate in bank obligations. This means an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.

PORTFOLIO TURNOVER. Securities of the Enhanced Portfolio will be sold whenever the Manager believes it is appropriate to do so in light of the Portfolio's investment objective, without regard to the length of time a particular security may have been held. The amount of brokerage commissions and realization of taxable capital gains will tend to increase as the level of the activity increases.

Item 6.  Management, Organization and Capital Structure.

INVESTMENT MANAGER

The Portfolios' investment manager is Citi Fund Management Inc. ("Citi Fund Management"), 100 First Stamford Place, Stamford, Connecticut 06902. The Manager selects each Portfolio's investments, oversees its operations, and provides administrative services to the Portfolio. The Manager is an affiliate of Citigroup, Inc. Citigroup businesses provide a broad range of financial services - asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading - and use diverse channels to make them available to consumer and corporate customers around the world. A team of individuals employed by the Manager manages the day-to-day operations of each Portfolio.

Citi Fund Management was established in 2001 to take over the mutual fund-related investment advisory operations of Citibank, N.A. ("Citibank") and together with Citibank affiliates in New York, London, Frankfurt, Tokyo, and Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.

Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in each Portfolio. They may also own the securities of these issuers. However, in making investment decisions for the Portfolios the Manager does not obtain or use material inside information acquired by any affiliate of Citigroup in the course of those relationships. Citigroup affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolios.


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MANAGEMENT FEES

Pursuant to the Management Agreement between the Reserves Portfolio and Citi Fund Management, Citi Fund Management is entitled to receive a fee of 0.10% per annum of the Portfolio's average daily net assets.

Pursuant to the Management Agreement between the Enhanced Portfolio and Citi Fund Management, Citi Fund Management is entitled to receive a fee of 0.15% per annum of the Portfolio's average daily net assets.

CAPITAL STOCK

Investments in the Portfolios have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolios are not required and have no current intention to hold annual meetings of investors, but each Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to remove one or more Trustees under certain circumstances. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the applicable Portfolio available for distribution to investors.

The Portfolios are series of Institutional Portfolio (the "Trust"), which is organized as a trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in each Portfolio may be transferred only with the prior written consent of the Trustees (which consent may be withheld in the Trustees' sole discretion), but an investor may withdraw all or any portion of its investment at any time at net asset value. The Trustees may cause an investor's interests to be redeemed under certain circumstances.

Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED

The Reserves Portfolio calculates its net income at 5:00 p.m., Eastern time, every day the New York Stock Exchange ("NYSE") is open for trading. The Enhanced Portfolio calculates its net income at 4:00 p.m., Eastern time, every day the NYSE is open for trading. As of the date of this Registration Statement, the NYSE is normally open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. All of a Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which a Portfolio invests close early, net income may be calculated as of the earlier close of those markets.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.


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THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN EACH PORTFOLIO

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in each Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by each Portfolio. The net asset value of each Portfolio is determined once during each business day (a day the NYSE is open for trading) as of 5:00 p.m., Eastern time, for the Reserves Portfolio, and as of 4:00 p.m., Eastern time, for the Enhanced Portfolio.

For the purpose of calculating net asset value, bonds and other fixed income securities (other than short-term obligations) held by the Enhanced Portfolio are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolios. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) held by the Enhanced Portfolio and securities held by the Reserves Portfolio are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

Pursuant to the rules of the SEC, the Board of Trustees has established procedures to stabilize the value of the Reserves Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, whether as a result of fluctuating interest rates or other factors, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

There is no minimum initial or subsequent investment in each Portfolio. However, since each Portfolio intends to be as fully invested at all times as

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is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in each Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in each Portfolio may be transferred only with the prior written consent of the Portfolio's Trustees (which consent may be withheld in the Trustees' sole discretion).

Subject to compliance with applicable regulations, each Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

TAX MATTERS

Each Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, neither Portfolio expects to pay any federal income or excise taxes, and, generally, investors in the Portfolios should not have to pay federal taxes when they invest in or receive distributions or make withdrawals from the Portfolios. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the applicable Portfolio's ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

Each Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in each Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.

Item 8.  Distribution Arrangements.

The exclusive placement agent for each Portfolio is Salomon Smith Barney Inc. Salomon Smith Barney Inc. receives no compensation for serving as the Portfolios' exclusive placement agent.

                                     PART B


Item 10.  Cover Page and Table of Contents.

     This Part B sets forth information with respect to Institutional Reserves Portfolio and Institutional Enhanced Portfolio (each a "Portfolio" and collectively, the "Portfolios"), each a series of Institutional Portfolio, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolios is May 31, 2002.


Table of Contents                                                        Page

Portfolio History                                                        B-2
Description of Each Portfolio and Its Investments and Risks              B-2
Management of Each Portfolio                                             B-10
Control Persons and Principal Holders of Securities                      B-21
Investment Advisory and Other Services                                   B-21
Brokerage Allocation and Other Practices                                 B-22
Capital Stock and Other Securities                                       B-23
Purchase, Redemption and Pricing of Securities                           B-24
Taxation of Each Portfolio                                               B-26
Underwriters                                                             B-27
Calculations of Performance Data                                         B-27
Financial Statements                                                     B-27

Item 11.  Portfolio History.

     Institutional Portfolio (the "Trust") was organized as a trust under the laws of the Commonwealth of Massachusetts on April 2, 2001. Institutional Reserves Portfolio was designated a series of the Trust on the same date. Institutional Enhanced Portfolio was designated a series of the Trust on February 4, 2002.

Item 12.  Description of Each Portfolio and Its Investments and Risks.

     The investment objective of Institutional Reserves Portfolio is to provide its investors with liquidity and as high a level of current income as is consistent with the preservation of capital.

     The investment objective of Institutional Enhanced Portfolio is to provide its investors with liquidity, current income and preservation of capital.

     There can, of course, be no assurance that any Portfolio will achieve its investment objective. The investment objective of each Portfolio may be changed without the approval of the investors in the applicable Portfolio. Each Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objective.

INSTITUTIONAL RESERVES PORTFOLIO

     Approval of the investors in Institutional Reserves Portfolio is not required to change the Portfolio's investment policies discussed below, including those concerning securities transactions.

     The Institutional Reserves Portfolio seeks its investment objective through investments limited to the following types of high quality U.S. dollar-denominated money market instruments. All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition, and the average maturity of the investments held by the Portfolio (on a dollar-weighted basis) is 90 days or less. All investments by the Portfolio are in "first tier" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by the Citi Fund Management Inc., the Portfolio's investment manager ("Citi Fund Management" or the "Manager") under procedures approved by the Board of Trustees) and are determined by the Manager to present minimal credit risks. Investments in high quality, short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Institutional Resrves Portfolio may hold uninvested cash reserves pending investment.

     Under the 1940 Act, the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.


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INSTITUTIONAL ENHANCED PORTFOLIO

     Approval of the investors in the Institutional Enhanced Portfolio is not required to change any of the Portfolio's investment policies.

     The Institutional Enhanced Portfolio seeks its investment objective through investments in U.S. dollar-denominated money market and short-term debt instruments. The average maturity of the investments held by the Portfolio (on a dollar-weighted basis) usually will be 90 days or less, but the Portfolio may invest in securities whose maturities exceed 90 days. These securities may include fixed rate obligations with final maturities of up to approximately 13 months from the date of acquisition and floating rate obligations with final maturities of up to approximately 24 months from the date of acquisition. Investments in short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolio may hold uninvested cash reserves pending investment.

     Under normal circumstances, at least 70% of the Portfolio's assets will consist of securities that are rated in the highest short-term rating category for debt obligations or in unrated securities that the Manager determines are of comparable quality. These investments may include commercial paper rated Prime-1 by Moody's Investors Services, Inc. ("Moody's") or A-1 by Standard & Poor's Ratings Group ("Standard & Poor's").

     Unlike a money market fund, the Portfolio may also invest up to 30% of its assets in securities that are rated in the second highest short-term rating category for debt obligations or in unrated securities that the Manager determines are of comparable quality. These investments may include commercial paper rated Prime-2 by Moody's or A-2 by Standard & Poor's.

     Under the 1940 Act, the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

BOTH PORTFOLIOS

     Each Portfolio may invest, under normal circumstances, in:

     (1) Bank obligations. Each Portfolio may from time to time invest up to 100% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances. Up to 25% of a Portfolio's assets may be invested at any time in dollar-denominated obligations of foreign banks, and all of a Portfolio's assets may be invested at any time in obligations of domestic banks, as that term has been interpreted by the Securities and Exchange Commission (the "SEC"). Under SEC interpretations, a U.S. branch of a foreign bank may be considered a domestic bank if the U.S. branch of the foreign bank is subject to the same regulation as a U.S. bank. Likewise, a non-U.S. branch of a U.S. bank may be considered a domestic bank if the investment risk associated with investing in instruments issued by the non-U.S. branch is the same, in the opinion of the Manager, as that of investing in instruments issued by the branch's domestic parent.

     Each Portfolio limits its investments in U.S. bank obligations (including for these purposes their non-U.S. branches) to banks having total assets in excess of $1 billion and which are subject to regulation by an agency of the U.S. government. Each Portfolio may also invest in certificates of deposit issued by banks the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC"), having total assets of less than $1 billion, provided that a Portfolio at no time owns more than $100,000 principal amount of certificates of deposit (or any higher principal amount which in the future may be fully insured by FDIC insurance) of any one of those issuers.

     Certificates of deposit are savings certificates generally issued by commercial banks that bear a maturity date and a specified interest rate, and can be issued in any denomination. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by the Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on a Portfolio's right to transfer a beneficial interest in the deposit to a third party. A bankers' acceptance is a draft drawn on and accepted by a bank that orders payment to a third party at a later date. Bankers' acceptance generally act as a negotiable time draft for financing imports, exports or other transactions in goods.

     U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the FDIC. U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

     Each Portfolio limits its investments in non-U.S. bank obligations (for purposes of this policy, obligations of non-U.S. branches and subsidiaries of U.S. banks, and U.S. and non-U.S. branches of non-U.S. banks are deemed to be non-U.S. bank obligations) to U.S. dollar-denominated obligations of banks which at the time of investment are branches or subsidiaries of U.S. banks which meet the criteria in the preceding paragraphs or are branches of non-U.S. banks which (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest non-U.S. banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Manager, are of an investment quality comparable with obligations of U.S. banks which may be purchased by the Portfolio. These obligations may be general obligations of the parent bank, in addition to the issuing branch or subsidiary, but the parent bank's obligations may be limited by the terms of the specific obligation or by governmental regulation. Each Portfolio also limits its investments in non-U.S. bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan, the Cayman Islands, the Bahamas and Canada. The Portfolios do not purchase any bank obligation of any affiliate of the Manager.

     Since each Portfolio may hold obligations of non-U.S. branches and subsidiaries of U.S. banks, and U.S. and non-U.S. branches of non-U.S. banks, an investment in a Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by a Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or time deposits that might affect adversely such payment on such obligations held by a Portfolio. In addition, there may be less publicly-available information about a non-U.S. branch or subsidiary of a U.S. bank or a U.S. or non-U.S. branch of a non-U.S. bank than about a U.S. bank and such branches and subsidiaries may not be subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record-keeping standards and requirements.

     The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. However, each Portfolio may purchase obligations only of those non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the "Board of Governors"). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S. banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and to the terms of the specific obligation. Nonetheless, each Portfolio generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.

     U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject. In addition, the Portfolio may purchase obligations only of those U.S. branches of non-U.S. banks which are located in states which impose the additional requirement that the branch pledge to a designated bank within the state an amount of its assets equal to 5% of its total liabilities.

     Non-U.S. banks in whose obligations a Portfolio may invest may not be subject to the laws and regulations referred to in the preceding two paragraphs.

     (2) Obligations of, or guaranteed by, non-U.S. governments. Each Portfolio limits its investments in non-U.S. government obligations to obligations issued or guaranteed by the governments of Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan and Canada. Generally, such obligations may be subject to the additional risks described in Part A of this Registration Statement in connection with the purchase of non-U.S. securities.

     (3) Commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's or, if not rated, determined to be of comparable quality by the Manager under procedures approved by the Board of Trustees, such as unrated commercial paper issued by corporations having an outstanding unsecured debt issue currently rated Aaa by Moody's or AAA by Standard & Poor's. Commercial paper is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

     Institutional Enhanced Portfolio also may invest in securities that are rated in the second highest short-term rating category for debt obligations, or in unrated securities that the Manager determines are of comparable quality under procedures approved by the Board of Trustees. These investments may include commercial paper rated Prime-2 by Moody's or A-2 by Standard & Poor's.

     (4) Obligations of, or guaranteed by, the U.S. government, its agencies or instrumentalities. These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and issues of agencies and instrumentalities established under the authority of an Act of Congress. Some of the latter category of obligations are supported by the full faith and credit of the United States, others are supported by the right of the issuer to borrow from the U.S. Treasury, and still others are supported only by the credit of the agency or instrumentality. Examples of each of the three types of obligations described in the preceding sentence are (i) obligations guaranteed by the Export-Import Bank of the United States, (ii) obligations of the Federal Home Loan Mortgage Corporation, and
(iii) obligations of the Student Loan Marketing Association, respectively.

     (5) Repurchase agreements, generally providing for resale within 397 days or less, covering obligations of, or guaranteed by, the United States government, its agencies or instrumentalities which have maturities in excess of 397 days. Each Portfolio may invest its assets in repurchase agreements only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument (an obligation of, or guaranteed by, the U.S. government, its agencies or instrumentalities) for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements may be deemed to be loans under the 1940 Act. All repurchase agreements entered into by each Portfolio shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the Manager believes will give the Portfolio a valid, perfected security interest in the collateral. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been definitively established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Portfolios will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio's total net assets (15% for Institutional Enhanced Portfolio).

     (6) Asset-backed securities that represent fractional interest in pools of retail installment loans, both secured such as Certificates for Automobile receivables ("CARS") and unsecured, or leases or fractional interest in pools of credit card receivables ("CARDS"), both secured and unsecured, as well as other asset-backed securities. These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust. Underlying automobile sales contracts, leases or credit card receivables are subject to prepayment, which may reduce the overall return to certificate holders. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables and reinvestment of principal may occur at higher or lower rates than the original yield. Therefore, the actual maturity and realized yield on asset-backed securities will vary based upon the prepayment experience of the underlying pool of loans or receivables. Certificate holders may also experience delays in payment on the certificates or losses if the full amounts due on underlying loans, leases or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objectives and policies, each Portfolio may invest in other asset-backed securities.

     (7) Structured instruments which are money market instruments that have been structured to meet the regulatory requirements for investment by money market funds, typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which a Portfolio holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell ("put") the Portfolio's interest in the underlying bonds at par plus accrued interest to a financial institution (a "Liquidity Provider"). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) "Tender Option Bonds", which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) "Swap Products", in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) "Partnerships", which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement.

     Structured instruments may be considered to be derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations. There is some risk that certain issues could be resolved in a manner that could adversely impact the performance of a Portfolio. For example, with respect to tax-exempt instruments, the tax-exempt treatment of the interest paid to the Portfolio is premised on the legal conclusion that the holders of such instruments have an ownership interest in the underlying bonds. While each Portfolio may rely on an opinion of legal counsel to the effect that the income from each such instrument is tax-exempt to the same extent as the underlying bond, the Internal Revenue Service (the "IRS") has not issued a ruling on this subject. Were the IRS to issue an adverse ruling, there is a risk that the interest paid on such derivative products would be deemed taxable.

LENDING OF SECURITIES

     Consistent with applicable regulatory requirements and in order to generate income, each Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange ("NYSE")(and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, a Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and/or with respect to cash collateral would receive compensation based on investment of the collateral (subject to a rebate payable to the borrower). Where the borrower provides the Portfolio with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer.

PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

     Either Portfolio may invest up to 10% of its net assets (15% for Institutional Enhanced Portfolio) in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

"WHEN-ISSUED" SECURITIES

     Each Portfolio may purchase securities on a "when-issued" or on a "forward delivery" basis, meaning that delivery of the securities will occur beyond customary settlement time. It is expected that, under normal circumstances, a Portfolio would take delivery of such securities, but the Portfolio may sell them before the settlement date. In general, the Portfolios do not pay for the securities until received and does not start earning interest until the contractual settlement date. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of the Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolios expect always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolios intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case, there could be an unrealized loss at the time of delivery. An increase in the percentage of each Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

CORPORATE DEBT OBLIGATIONS

     Each Portfolio may invest in corporate debt obligations, which may be issued by corporations, limited partnerships and other similar entities. Corporate debt obligations include corporate bonds, debentures, notes, commercial paper and other obligations of corporations to pay interest and repay principal, and include securities issued by banks and other financial institutions. These instruments are used by companies to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and must repay the amount borrowed at maturity. Commercial paper (short-term unsecured promissory notes) is issued by companies to finance their current obligations and normally has a maturity of less than 9 months.

     Bonds, notes and debentures in which a Portfolio may invest may differ in interest rates, maturities, and times of issuance. The market value of the Portfolio's corporate debt obligations will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding debt obligations generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while debt obligations with longer maturities tend to produce higher yields, the price of longer maturity obligations also is subject to greater market fluctuations as a result of changes in interest rates.

     Neither Portfolio purchases securities which it believes, at the time of purchase, will be subject to exchange controls or non-U.S. withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event exchange controls or non-U.S. withholding taxes are imposed with respect to any of a Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments or to prevent the Portfolio from receiving any value in U.S. dollars from its investment in non-U.S. securities.

                            INVESTMENT RESTRICTIONS

     The Trust on behalf of each Portfolio has adopted the following policies which may not be changed with respect to any Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Registration Statement means the vote of the lesser of
(i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which the holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     Neither Portfolio may:

     (1) Borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (2) Underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one ore more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security.

     (3) Purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, futures contracts and forward contracts) in the ordinary course of its business. The Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

     (4) Issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

     (5) Make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (6) Purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that the Portfolio may invest up to 100% of its assets in bank obligations.

     Non-Fundamental Policy. Neither Portfolio will acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.

     PERCENTAGE AND RATING RESTRICTIONS: If a percentage or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstance is not considered a violation of policy.

Item 13.  Management of Each Portfolio.

TRUSTEES AND EXECUTIVE OFFICERS

     The Trustees and officers of the Trust, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies associated with Citigroup they oversee, and other directorships they hold are set forth below. The address of each Trustee and officer, unless otherwise provided, is 125 Broad Street, New York, New York 10004. Each Trustee and officer holds office for his or her lifetime, unless that individual resigns, retires or is otherwise removed.

     An asterisk in the table below identifies those Trustees and officers who are "interested persons" of the Trust as defined in the 1940 Act. Each Trustee and officer of the Portfolio noted as an interested person is interested by virtue of that individual's position with Citigroup or its affiliates described in the table below.


                                                                                                 NUMBER OF
                                                                                                 INVESTMENT
                                                                                                 COMPANIES
                                    POSITION HELD                                                ASSOCIATED WITH
                                    AND LENGTH        PRINCIPAL OCCUPATION DURING PAST           CITIGROUP
NAME AND AGE                        OF TIME           5 YEARS AND OTHER DIRECTORSHIPS            OVERSEEN BY
                                    SERVED            HELD                                       TRUSTEE
Interested Trustees

R. Jay Gerken; 50                   Trustees and      Managing Director, Salomon Smith           21
                                    President         Barney Inc. (since 1996).
                                    since 2002

Heath B. McLendon; 68               Trustee since     Chairman, President, and Chief             Chairman or
                                    2001              Executive Officer, Smith Barney            Co-Chairman of the
                                                      Fund Management LLC (formerly              Board, Trustee or
                                                      known as SSB Citi Fund                     Director of 78.
                                                      Management LLC) (since March
                                                      1996);Managing Director, Salomon
                                                      Smith Barney Inc. ("Salomon Smith
                                                      Barney") (since 1993); President,
                                                      Travelers Investment Adviser, Inc.
                                                      ("TIA") (since 1996).
Disinterested Trustees
Elliott J. Berv; 59                 Trustee since     President and Chief Operations             31
                                    2001              Officer, Landmark City (Real Estate
                                                      Development) (since 2002);
                                                      Director, Lapoint Industries
                                                      (Industrial Filter Company) (since
                                                      2002); Executive Vice President and
                                                      Chief Operations Officer, DigiGym
                                                      Systems (On-line Personal Training
                                                      Systems) (since 2001); Chief
                                                      Executive Officer, Rocket City
                                                      Enterprises (Internet Service
                                                      Company)(since 2000); Director,
                                                      Alzheimer's Association (New
                                                      England Chapter) (since 1998).



Donald M. Carlton; 64               Trustee since     Director, American Electric Power          26
                                    2001              (Electric Utility) (since 1999);
                                                      Director, Valero Energy (Petroleum
                                                      Refining) (since 1999); Consultant,
                                                      URS Corporation (Engineering)
                                                      (since 1999); Director, National
                                                      Instruments Corp. (Technology)
                                                      (since 1994); former Chief
                                                      Executive Officer Radian
                                                      International L.L.C. (Engineering)
                                                      (from 1996 to 1998); Member of
                                                      Management Committee, Signature
                                                      Science (Research and
                                                      Development) (since 2000).

A. Benton Cocanougher; 63           Trustee since     Dean Emeritus and Wiley Professor,         26
                                    2001              Texas A&M University (since
                                                      2000); former Dean and Professor
                                                      of Marketing, College and Graduate
                                                      School of Business of Texas A&M
                                                      University (from 1987 to 2001);
                                                      former Director, Randall's Food
                                                      Markets, Inc. (from 1990 to 1999);
                                                      former Director, First American
                                                      Bank and First American Savings
                                                      Bank (from 1994 to 1999).

Mark T. Finn; 58                    Trustee since     Chairman and Owner, Vantage 31             31
                                    2001              Consulting Group, Inc. (Investment
                                                      Advisory and Consulting Firm)
                                                      (since 1988); former Vice Chairman
                                                      and Chief Operating Officer,
                                                      Lindner Asset Management
                                                      Company (Mutual Fund Company)
                                                      (from March 1999 to 2001); former
                                                      President and Director, Delta
                                                      Financial, Inc. (Investment Advisory
                                                      Firm) (from 1983 to 1999); former
                                                      General Partner and Shareholder,
                                                      Greenwich Ventures LLC
                                                      (Investment Partnership) (from 1996
                                                      to 2001); former President,


                                                      Secretary, and Owner, Phoenix
                                                      Trading Co. (Commodity Trading
                                                      Advisory Firm) (from 1997 to 2000).

Riley C. Gilley; 75                 Trustee since     Former Vice President and General          31
                                    2001              Counsel, Corporate Property
                                                      Investors (from 1988 to 1991);
                                                      former Partner, Breed, Abbott &
                                                      Morgan (Attorneys) (retired, 1987).

Stephen Randolph Gross; 54          Trustee since     Partner, Capital Investment Advisory       26
                                    2001              Partners (Consulting) (since January
                                                      2000); Director, United Telesis, Inc.
                                                      (Telecommunications) (since 1997);
                                                      Managing Director, Fountainhead
                                                      Ventures, L.L.C.  (Consulting)
                                                      (since March 1998); Director,
                                                      ebank.com, Inc. (since 1997);
                                                      Director, Andersen Calhoun
                                                      (Assisted Living) (since 1987);
                                                      Secretary, Carint N.A.
                                                      (Manufacturing) (since 1988);
                                                      former Treasurer, Hank Aaron
                                                      Enterprises (Fast Food Franchise)
                                                      (since 1985); Chairman, Gross,
                                                      Collins & Cress, P.C. (Accounting
                                                      Firm) (since 1979); Treasurer,
                                                      Coventry Limited, Inc. (since 1985);
                                                      former Director, Charter Bank, Inc.
                                                      (from 1987 to 1997); former
                                                      Director, YU Save, Inc. (internet
                                                      company) (from 1998 to 2000).
                                                      Director, Ikon Ventures, Inc. (from
                                                      1997 to 1998); former Director,
                                                      Hotpalm.com, Inc. (Wireless
                                                      Applications) (from 1998 to 2000)

Diana R. Harrington; 62             Trustee since     Professor, Babson College (since           31
                                    2001              1992); former Trustee, The Highland
                                                      Family of Funds (Investment
                                                      Company) (from March 1997 to
                                                      March 1998).

Susan B. Kerley; 50                 Trustee since     Consultant, Global Research                31
                                    2001              Associates, Inc. (Investment
                                                      Consulting) (since 1990); Director,
                                                      Eclipse Funds (currently supervises
                                                      17 investment companies in fund
                                                      complex) (since 1990).



Alan G. Merten; 60                  Trustee since     President, George Mason University         26
                                    2001              (since 1996); Director, Comshare,
                                                      Inc. (Information Technology) (since
                                                      1985); former Director, Indus
                                                      (Information Technology) (from
                                                      1995 to 1999).

C. Oscar Morong, Jr.; 67            Trustee since     Managing Director, Morong Capital          31
                                    2001              Management (since 1993); former
                                                      Director, Indonesia Fund (Closed
                                                      End Fund) (from 1990 to 1999);
                                                      Trustee, Morgan Stanley
                                                      Institutional Fund (currently
                                                      supervises 75 investment companies
                                                      in fund complex) (since 1993).

R. Richardson Pettit; 59            Trustee since     Professor of Finance, University of        26
                                    2001              Houston (since 1977); Independent
                                                      Consultant (since 1984).

Walter E. Robb, III; 75             Trustee since     Director, John Boyle & Co., Inc.           31
                                    2001              (Textiles) (since 1999); President,
                                                      Benchmark Consulting Group, Inc.
                                                      (Service Company) (since 1991);
                                                      Director, Harbor Sweets, Inc.
                                                      (Candy) (since 1990); Sole
                                                      Proprietor, Robb Associates
                                                      (Corporate Financial Advisors)
                                                      (since 1978); Director, W.A. Wilde
                                                      Co. (Direct Mail) (since 1989);
                                                      Director, Alpha Granger
                                                      Manufacturing, Inc. (Electronics)
                                                      (since 1983); Co-owner, Kedron
                                                      Design (Gifts) (since 1978); former
                                                      Trustee, MFS Family of Funds
                                                      (Investment Company) (from 1985
                                                      to 2001); former President and
                                                      Treasurer, Benchmark Advisors, Inc.
                                                      (Corporate Financial Advisors)
                                                      (from 1989 to 2000).

E. Kirby Warren; 67                Trustee since      Professor and Professor Emeritus,          31
                                   2001               Graduate School of Business,
                                                      Columbia University (since 1956)




Officers

R. Jay Gerken*; 50                  President since   Managing Director, Salomon Smith           N/A
                                    2002              Barney (since 1996).

Lewis E. Daidone*; 43               Chief             Managing Director, Salomon Smith           N/A
                                    Administrative    Barney (since 1990); Director and
                                    Officer and       Senior Vice President, Smith Barney
                                    Senior Vice       Fund Management LLC and TIA.
                                    President
                                    since 2002

Irving David*; 41                   Treasurer         Director, Salomon Smith Barney             N/A
                                    since 2002        (since 1997); former Assistant
                                                      Treasurer, First Investment
                                                      Management Company (from 1988
                                                      to 1994).

Frances Guggino*; 44                Controller         Vice President, Citibank (since 1991).     N/A
                                    since 2002

Marianne Motley*; 43                Assistant         Director, Mutual Fund                      N/A
                                    Treasurer         Administration for Salomon Smith
                                    since 2001        Barney (since 1994).

Robert I. Frenkel*; 47              Secretary         Managing Director and General              N/A
                                    since 2001        Counsel,Global Mutual Funds for
                                                      Citigroup Asset Management (since
                                                      1994).

Thomas C. Mandia*; 40               Assistant         Director and Deputy General                N/A
                                    Secretary         Counsel, Citigroup Asset
                                    since 2001        Management (since 1992).

Rosemary D. Emmens*; 32             Assistant         Vice President and Associate               N/A
                                    Secretary         General Counsel, Citigroup Asset
                                    since 2001        Management (since 1998); Counsel,
                                                      The Dreyfus Corporation (from 1995
                                                      to 1998).



Harris Goldblat*; 32                Assistant         Associate General Counsel,                 N/A
                                    Secretary         Citigroup Asset Management (since
                                    since 2001        2000); Associate, Stroock & Stroock
                                                      & Lavan LLP (from 1997 to 2000);
                                                      Associate, Sills Cummis Radin
                                                      Tischman Epstein & Gross (from
                                                      1996 to 1997); Clerk to the
                                                      Honorable James M. Havey,
                                                      P.J.A.D. (from 1995 to 1996).


     The business affairs of the Portfolios are managed by or under the direction of the Board of Trustees.

     The Board has a standing Audit Committee comprised of all of the Trustees who are not "interested persons" of the Portfolios, within the meaning of the 1940 Act. There were no active series in the Trust during the fiscal years ended August 31, 2001 and December 31, 2001; accordingly, the Audit Committee did not meet during those fiscal years.

     The Board also has a standing Governance Committee. All Trustees who are not "interested persons" of the Portfolios are members of the Governance Committee. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee does not have a procedure to consider nominees recommended by investors.

     The following table shows the amount of equity securities owned by the Trustees in the other investment companies associated with Citigroup supervised by the Trustees as of December 31, 2001. The Portfolios had not commenced operations at that time:

                                                                                          AGGREGATE DOLLAR
                                                                                           RANGE OF EQUITY
                                                                                            SECURITIES IN
                                                                                             INVESTMENT
                                          DOLLAR RANGE OF         DOLLAR RANGE OF             COMPANIES
                                        EQUITY SECURITIES        EQUITY SECURITIES         ASSOCIATED WITH
                                         IN INSTITUTIONAL         IN INSTITUTIONAL            CITIGROUP
NAME OF TRUSTEE                              ENHANCED            RESERVES PORTFOLIO          OVERSEEN BY
                                            PORTFOLIO                                        THE TRUSTEE

INTERESTED TRUSTEES

R. Jay Gerken                                   none                    none                    none

Heath B. McLendon                               none                    none               over $100,000

DISINTERESTED TRUSTEES

Elliott J. Berv                                 none                    none                    none

Donald M. Carlton                               none                    none              $10,001-$50,000

A. Benton Cocanougher                           none                    none                 $1-$10,000

Mark T. Finn                                    none                    none                 $1-$10,000

Riley C. Gilley                                 none                    none               over $100,000

Stephen Randolph Gross                          none                    none                    none

Diana R. Harrington                             none                    none              $10,001-$50,000

Susan B. Kerley                                 none                    none                 $1-$10,000

Alan G. Merten                                  none                    none                 $1-$10,000

C. Oscar Morong, Jr.                            none                    none                 $1-$10,000

R. Richardson Pettit                            none                    none                    none

Walter E. Robb, III                             none                    none              $50,001-$100,000

E. Kirby Warren                                 none                    none                    none

     None of the disinterested trustees nor their family members had any interest in the Manager, Salomon Smith Barney, and any person directly or indirectly controlling, controlled by, or under common control with the Manager or Salomon Smith Barney as of December 31, 2001.

     Each fund in the complex pays a pro rata share of Trustee fees based on asset size. The Portfolios currently pay each of the Trustees who is not a director, officer or employee of the Manager or any of its affiliates its pro rata share of $40,000 plus $7,500 for each Board of Trustees meeting attended, $2,500 for each special Board meeting attended, and $100 for each telephonic Board meeting in which that Trustee participates. In addition, the Portfolios will reimburse these Trustees for travel and out-of-pocket expenses incurred in connection with Board of Trustees meetings.

     Information regarding compensation paid to the Trustees of the Trust for the fiscal years ended August 31, 2001 and December 31, 2001 is set forth below. Neither Mr. McLendon nor Mr. Gerken are compensated for their services as Trustees because of their affiliation with the Manager.

TRUSTEE COMPENSATION TABLE

     Institutional Reserves Portfolio

---------------------------- ------------------- --------------- ------------------- -----------------
                                                   PENSION OR          TOTAL
                                 AGGREGATE         RETIREMENT      COMPENSATION
                               COMPENSATION         BENEFITS           FROM              NUMBER OF
                                   FROM            ACCRUED AS     PORTFOLIOS AND          FUNDS IN
                               INSTITUTIONAL         PART OF        FUND COMPLEX           COMPLEX
                                 RESERVES          PORTFOLIO          PAID TO            SUPERVISED
TRUSTEE                         PORTFOLIO           EXPENSES        TRUSTEE(1)           BY TRUSTEE
---------------------------- ------------------- --------------- ------------------- -----------------
INTERESTED TRUSTEES
---------------------------- ------------------- --------------- ------------------- -----------------
R. Jay Gerken                $0                  none            $0                  21
---------------------------- ------------------- --------------- ------------------- -----------------
Heath B. McLendon            $0                  none            $0                  78
---------------------------- ------------------- --------------- ------------------- -----------------
DISINTERESTED TRUSTEES
---------------------------- ------------------- --------------- ------------------- -----------------
Elliott J. Berv              (2)                 none            $90,403             27
---------------------------- ------------------- --------------- ------------------- -----------------
Donald M. Carlton            (2)                 none            $67,100             7
---------------------------- ------------------- --------------- ------------------- -----------------
A. Benton Cocanougher        (2)                 none            $73,057             7
---------------------------- ------------------- --------------- ------------------- -----------------
Mark T. Finn                 (2)                 none            $84,467             26
---------------------------- ------------------- --------------- ------------------- -----------------
Riley C. Gilley              (2)                 none            $76,867             27
---------------------------- ------------------- --------------- ------------------- -----------------
Stephen Randolph Gross       (2)                 none            $67,100             7
---------------------------- ------------------- --------------- ------------------- -----------------
Diana R. Harrington          (2)                 none            $90,400             22
---------------------------- ------------------- --------------- ------------------- -----------------
Susan B. Kerley              (2)                 none            $90,400             22
---------------------------- ------------------- --------------- ------------------- -----------------
Alan G. Merten               (2)                 none            $67,100             7
---------------------------- ------------------- --------------- ------------------- -----------------
C. Oscar Morong, Jr.         (2)                 none            $117,900            31
---------------------------- ------------------- --------------- ------------------- -----------------
R. Richardson Pettit         (2)                 none            $63,500             7
---------------------------- ------------------- --------------- ------------------- -----------------
Walter E. Robb, III          (2)                 none            $90,300             30
---------------------------- ------------------- --------------- ------------------- -----------------
E. Kirby Warren              (2)                 none            $90,400             31
---------------------------- ------------------- --------------- ------------------- -----------------

(1)    Information for the fiscal year ending on August 31, 2001.

(2) The Portfolio is newly organized and paid no Trustee fees during the fiscal year ended August 31, 2002. For the current fiscal year, the Portfolio will pay its pro rata share of Trustee fees based on its asset size. Because this asset size is not yet known, the Portfolio's share of Trustee fees is not currently determinable.


     Institutional Enhanced Portfolio

---------------------------- ------------------- --------------- ------------------- -----------------
                                                   PENSION OR          TOTAL
                                 AGGREGATE         RETIREMENT      COMPENSATION
                               COMPENSATION         BENEFITS           FROM               NUMBER OF
                                   FROM            ACCRUED AS     PORTFOLIOS AND           FUNDS IN
                               INSTITUTIONAL         PART OF        FUND COMPLEX           COMPLEX
                                 ENHANCED          PORTFOLIO          PAID TO           SUPERVISED BY
TRUSTEE                         PORTFOLIO           EXPENSES        TRUSTEE(1)             TRUSTEE
---------------------------- -------------------- --------------- ------------------- -------------------
INTERESTED TRUSTEES
---------------------------- -------------------- --------------- ------------------- -------------------
R. Jay Gerken                $0                   none            $0                  21
---------------------------- -------------------- --------------- ------------------- -------------------
Heath B. McLendon            $0                   none            $0                  78
---------------------------- -------------------- --------------- ------------------- -------------------
DISINTERESTED TRUSTEES
---------------------------- -------------------- --------------- ------------------- -------------------
Elliott J. Berv              (2)                  none            $90,403             31
---------------------------- -------------------- --------------- ------------------- -------------------
Donald M. Carlton            (2)                  none            $67,100             26
---------------------------- -------------------- --------------- ------------------- -------------------
A. Benton Cocanougher        (2)                  none            $73,058             26
---------------------------- -------------------- --------------- ------------------- -------------------
Mark T. Finn                 (2)                  none            $84,467             31
---------------------------- -------------------- --------------- ------------------- -------------------
Riley C. Gilley              (2)                  none            $76,867             31
---------------------------- -------------------- --------------- ------------------- -------------------
Stephen Randolph Gross       (2)                  none            $67,100             26
---------------------------- -------------------- --------------- ------------------- -------------------
Diana R. Harrington          (2)                  none            $90,400             31
---------------------------- -------------------- --------------- ------------------- -------------------
Susan B. Kerley              (2)                  none            $90,400             31
---------------------------- -------------------- --------------- ------------------- -------------------
Alan G. Merten               (2)                  none            $67,100             26
---------------------------- -------------------- --------------- ------------------- -------------------
C. Oscar Morong, Jr.         (2)                  none            $117,900            31
---------------------------- -------------------- --------------- ------------------- -------------------
R. Richardson Pettit         (2)                  none            $63,500             26
---------------------------- -------------------- --------------- ------------------- -------------------
Walter E. Robb, III          (2)                  none            $90,300             31
---------------------------- -------------------- --------------- ------------------- -------------------
E. Kirby Warren              (2)                  none            $90,400             31
---------------------------- -------------------- --------------- ------------------- -------------------

(1)    Information for the fiscal year ending on December 31, 2001.
(2) The Portfolio is newly organized and paid no Trustee fees during the fiscal year ended December 31, 2002. For the current fiscal year, the Portfolio will pay its pro rata share of Trustee fees based on its asset size. Because this asset size is not yet known, the Portfolio's share of Trustee fees is not currently determinable.

     The Trustees have adopted a Trustee Emeritus Plan for all Trustees who are not "interested persons" of the Portfolios, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board upon attaining age 75 (a higher age applies to certain Trustees who were in office when the Plan was adopted). Trustees who have served as Trustee of the Trust or any of the investment companies associated with Citigroup for at least ten years when they reach the mandatory retirement age (or an earlier age in certain circumstances) may become Trustees Emeriti, and may serve in the capacity for up to ten years. Trustees Emeriti are paid one-half of the annual retainer and meeting fees applicable to Trustees, and are reimbursed for their reasonable out-of-pocket expenses relating to attendance at meetings. Trustees Emeriti are not Trustees of the funds.

     Officers receive no compensation from the Portfolios although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.

     The Portfolios' Declaration of Trust provides that each Portfolio will indemnify the Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the applicable Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, (as opposed to a full trial-type inquiry) by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.

     In approving the management agreement with the Manager (the "Management Agreement"), the Portfolios' Trustees considered, among other things, the nature and quality of the services to be provided by the Manager. The Trustees reviewed information regarding the investment performance of related funds advised by the Manager. The Trustees also considered the fees payable by the Portfolio. The Trustees reviewed data showing how the Portfolio's fees and total expense ratios compared with those of comparable funds.

     The Portfolios' Trustees also considered the benefits to the Manger from soft dollar arrangements with brokers and other fallout benefits to the Manager. The Trustees reviewed information concerning the level of profits expected to be received by the Manager from its arrangements with the Portfolio.

     Based on their review, the Portfolios' Trustees determined that the terms of the Management Agreement were fairly standard in the mutual fund industry, and concluded that, with respect to the Portfolios, the Management Agreement was reasonable, fair and in the best interest of the Portfolios, and their investors. The Trustees also concluded that the fees provided in the Agreement were fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

     The Portfolios, the Manager and the placement agent for the Portfolios each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by a Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolios. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.

Item 14.  Control Persons and Principal Holders of Securities.

     As of the date hereof, Salomon Smith Barney Inc. is the sole investor in each Portfolio. Salomon Smith Barney Inc., a New York corporation with an address of 388 Greenwich Street, New York, New York 10013, is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc.

Item 15.  Investment Advisory and Other Services.

     Citi Fund Management manages the assets of each Portfolio pursuant to the Management Agreement. Subject to such policies as the Board of Trustees may determine, the Manager manages the securities of the Portfolios and makes investment decisions for the Portfolios.

     Unless otherwise terminated, the Management Agreement will continue in effect for an initial two-year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Board of Trustees of the Portfolios or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Trust who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for the Portfolios. The Management Agreement provides that the Manager may delegate the daily management of the securities of the Portfolio to one or more subadvisers.

     The Manager provides the Portfolios with general office facilities and supervises the overall administration of each Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Portfolio's independent contractors and agents; and arranging for the maintenance of books and records of the Portfolio. Trustees, officers, and investors in the Trust are or may be or may become interested in the Manager, as directors, officers, employees, or otherwise and directors, officers and employees of the Manager are or may become similarly interested in the Portfolio.

     The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by a Portfolio when authorized either by a vote of a majority of the outstanding voting securities of the Portfolio or by a vote of a majority of its Board of Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

     For its services under the Management Agreement, the Manager receives a fee which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis for the Portfolio's then-current fiscal year. Neither Portfolio has commenced operations as of the date hereof.



Institutional Reserves Portfolio                          0.10%

Institutional Enhanced Portfolio                          0.15%

     The Portfolios have entered into a Transfer Agency and Service Agreement with Travelers Bank & Trust, fsb ("Travelers") pursuant to which Travelers acts as transfer agent for the Portfolios. Under the Transfer Agency and Service Agreement, Travelers maintains the account records for the Portfolios, handles certain communications between investors and the Portfolios and distributes distributions payable by each Portfolio. The principal business address of Travelers is 125 Broad Street, New York, New York 10004.

     KPMG LLP are the independent certified public accountants for each Portfolio, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC. The principal business address of KPMG LLP is 757 Third Avenue, New York, New York 10017.

Item 16.  Brokerage Allocation and Other Practices.

     Each Portfolio's purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. The Portfolios do not anticipate paying brokerage commissions. Any transaction for which a Portfolio pays a brokerage commission will be effected at the best execution available. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

     Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of the investors in each Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Investment decisions for each Portfolio are made independently from those for any other account, series or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolios and other investment companies, series or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolios. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies, series or accounts managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

     No portfolio transactions may be executed with the Manager, or with any affiliate of the Manager, acting either as principal or as broker, except as permitted by applicable law.

Item 17.  Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of each Portfolio. Upon liquidation or dissolution of a Portfolio, that Portfolio's investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in each Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable. Investments in each Portfolio may be transferred only with the prior written consent of the Trustees (which consent may be withheld in the Trustees' sole discretion), but an investor may withdraw all or any portion of its investment at any time at net asset value. Certificates representing an investor's beneficial interest in a Portfolio will not be issued.

     The Trustees of the Trust may require the Trust to redeem the interests of any investors in either Portfolio. Any such redemption will be conducted pursuant to the terms of the Declaration of Trust.

     Each investor is entitled to a vote in proportion to the value of its investment in each Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Portfolios would not be able to elect any Trustee. The Portfolios are not required and have no current intention to hold annual meetings of investors, but each Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote.

     The Trust or any series thereof, may merge or consolidate or may sell, lease or exchange all or substantially all of its assets if authorized at any meeting of investors representing a majority of the voting power of the Trust or of the affected series, or by written consent, without a meeting, of the holders of interests representing a majority of the voting power of the outstanding interests of the Trust or of the affected series. The Trust or any series may reincorporate or reorganize (but not with another operating entity) without the vote or consent of its investors. The Trust may be terminated at any time by the affirmative vote of two-thirds of the voting power of the Trust, or by the Trustees by written notice to its investors. Any series of the Trust may be terminated at any time by the affirmative vote of not less than two-thirds of the outstanding voting power of that series or by the Trustees by written notice to the investors of that series.

     The Declaration of Trust provides that obligations of the Portfolios are not binding upon the Trustees individually, but only upon the property of the applicable Portfolio and that the Trustees will not be liable for any action or failure to act done in good faith, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each business day. At 5:00 p.m., Eastern time, on each such business day, the value of each investor's interest in Institutional Reserves Portfolio is determined by multiplying the net asset value of that Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. The value of each investor's interest in Institutional Enhanced Portfolio is determined in the same manner at 4:00 p.m., Eastern time, on each business day. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in a Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in Institutional Reserves Portfolio as of 5:00 p.m., or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of Institutional Reserves Portfolio as of 5:00 p.m., or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 5:00 p.m. for Institutional Reserves Portfolio, or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on the following business day of the Portfolio.

Item 18.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Institutional Reserves Portfolio normally determines its net asset value as of 5:00 p.m., Eastern time, on each day on which the NYSE is open for trading. Institutional Enhanced Portfolio normally determines its net asset value as of 4:00 p.m., Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which each Portfolio invests close early, the Portfolio's net asset value is determined as of the close of these markets if such time is earlier than the time at which the net asset value is normally calculated.

     For the purpose of calculating net asset value, bonds and other fixed income securities held by Institutional Enhanced Portfolio (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) held by the Institutional Enhanced Portfolio and securities held by the Institutional Reserves Portfolio are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

     Pursuant to the rules of the SEC, the Board of Trustees has established procedures to stabilize the value of the Institutional Reserves Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, whether as a result of fluctuating interest rates or other factors, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

     Interest income on long-term obligations held by the Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

     Institutional Reserves Portfolio maintains a dollar-weighted average maturity of 90 days or less, does not purchase any instrument with a remaining maturity greater than 397 days or subject to a repurchase agreement having a duration of greater than 397 days, limits its investments, including repurchase agreements, to those U.S. dollar-denominated instruments that have been determined by or on behalf of the Portfolio's Board of Trustees to present minimal credit risks and complies with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet its high quality criteria.

     Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in each Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in either Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 19.  Taxation of Each Portfolio.

     The Portfolios are organized as series of the Trust, which is organized as a trust under Massachusetts law. The Trust has determined that each Portfolio is properly treated as a partnership for federal income tax purposes. Accordingly, the Portfolios are not subject to any federal income tax, but each investor in the Portfolios must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Portfolios and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Institutional Reserves Portfolio's tax year-end is August 31; the Institutional Enhanced Portfolio's tax year-end is December 31. Although, as described above, the Portfolios are not subject to federal income tax, each files appropriate federal income tax returns.

     The Trust believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in each Portfolio, or whether either Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in either Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends to satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     Each Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income

(including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

     To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally recognize gain for federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in a Portfolio), the investor's adjusted tax basis in its partnership interest in a Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in a Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

     Portfolio income allocated to investors that is derived from interest on obligations of the U.S. government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. Each Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by a Portfolio for state and local income tax purposes.

     There are certain tax issues which will be relevant to only certain of the Portfolios' investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.

Item 20. Underwriters.

     The exclusive placement agent for each Portfolio is Salomon Smith Barney Inc., which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 21.  Calculation of Performance Data.

     Not applicable.

Item 22.  Financial Statements.

     The Portfolios have no financial statements at the date hereof.


                                     PART C


Item 23. Exhibits.

        *          a           Declaration of Trust of the Registrant

                   a(1)        Certificate of Amendment

        *          b           By-laws of the Registrant

                   d           Form of Management Agreement between the Registrant and Citi Fund Management
                               Inc., as manager

                   e           Form of Placement Agency Agreement by and between the Registrant and Salomon
                               Smith Barney Inc.

                   g           Form of Custodian Contract between the Registrant and State Bank and Trust Company

                   h           Form of Transfer Agency Agreement between the Registrant and Travelers Bank &
                               Trust, fsb ("Travelers"), formerly known as Citi Fiduciary Trust Company, as transfer agent

                   h(1)        Form of Letter Agreement adding Institutional Reserves Portfolio and Institutional
                               Enhanced Portfolio to the Transfer Agency Agreement between the Registrant and Travelers

        *          p           Codes of Ethics

        *          q           Power of Attorney

                   q(l)        Power of Attorney

____________________________
* Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-10407) as filed with the Securities and Exchange Commission on June 8, 2001.

Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not applicable.

Item 25.  Indemnification.

     Reference is hereby made to (a) Article V of the Registrant's Declaration of Trust, incorporated by reference herein as an exhibit to its Registration Statement on Form N-1A and (b) Section 4 of the Placement Agency Agreement by and between the Registrant and Salmon Smith Barney Inc., incorporated by reference herein as an exhibit to its Registration Statement on Form N-1A.

     The Trustees and officers of the Trust and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.

     Citi Fund Management Inc., the Registrant's manager, was incorporated in January, 2001 under the laws of the State of Delaware. Citi Fund Management is a wholly-owned subsidiary of Smith Barney Fund Management LLC, which in turn is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc., which in turn is a wholly-owned subsidiary of Citigroup Inc.

     Citi Fund Management is registered as an investment adviser under the Investment Advisers Act of 1940. The list required by this item 26 of officers and directors of Citi Fund Management, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Part I of Form ADV filed by Citi Fund Management pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-60004).

Item 27.  Principal Underwriters.

     (a) Salomon Smith Barney Inc., the Registrant's placement agent, is also the placement agent for U.S. Treasury Reserves Portfolio, Tax Free Reserves Portfolio and Cash Reserves Portfolio. Salomon Smith Barney Inc. is the distributor for Smith Barney Trust II, Citi Cash Reserves, Citi U.S. Treasury Reserves, Citi Tax Free Reserves, Citi California Tax Free Reserves, Citi Connecticut Tax Free Reserves, Citi New York Tax Free Reserves, Citi Premium Liquid Reserves, Citi Premium U.S. Treasury Reserves, Citi Institutional Liquid Reserves, Citi Institutional U.S. Treasury Reserves, Citi Institutional Tax Free Reserves, and Citi Institutional Cash Reserves.

     Salomon Smith Barney Inc. is also the distributor for the following funds:
Salomon Brothers New York Tax Free Income Fund, Salomon Brothers National Tax Free Income Fund, Salomon Brothers California Tax Free Income Fund, Salomon Brothers Mid Cap Fund, Smith Barney Diversified Large Cap Growth Fund, Smith Barney Small Cap Growth Opportunities Fund, Smith Barney Investment Series, Consulting Group Capital Markets Funds, High Income Opportunity Fund Inc., Intermediate Municipal Fund, Inc., Smith Barney Small Cap Core Fund, Inc., Smith Barney Investment Trust, The Italy Fund Inc., Managed High Income Portfolio Inc., Managed Municipals Portfolio Inc., Managed Municipals Portfolio II Inc., Municipal High Income Fund Inc., Travelers Corporate Loan Fund Inc., Zenix Income Fund Inc., Salomon Brothers Capital Fund Inc., Salomon Brothers Investors Value Fund Inc., Salomon Brothers Fund, Salomon Brothers Institutional Series Fund Inc., Salomon Brothers Series Funds Inc., Salomon Brothers Variable Series Funds Inc., SSB Citi Funds, Inc. - The Humane Equity Fund Inc., Salomon Brothers Opportunity Fund, Salomon Brothers 2008 Worldwide Income Fund, Salomon Brothers High Income Fund, Salomon Brothers High Income Fund II, The Emerging Markets Income Fund Inc., The Emerging Markets Income Fund II Inc., The Emerging Floating Rate Fund Inc., Global Partners Income Fund Inc., Municipal Partners Fund Inc., Municipal Partners Fund II Inc., Greenwich Street Series Fund, Smith Barney Adjustable Rate Government Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Allocation Series Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Funds, Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund Inc., Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Telecommunications Trust, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

     (b) The information required by this Item 27 with respect to each director, officer and partner of Salomon Smith Barney is incorporated by reference to Schedule A of Form BD filed by Salomon Smith Barney Inc. pursuant to the Securities Exchange Act of 1934 (SEC File No. 812-8510).

     (c) Not applicable.

Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                   ADDRESS

Salomon Smith Barney Inc.                              388 Greenwich Street
(placement agent)                                      New York, NY 10013

State Street Bank and Trust                            1776 Heritage Drive
Company (custodian)                                    North Quincy, MA 02171

Citi Fund Management Inc.                              100 First Stamford Place
(manager)                                              Stamford, CT 06902


Item 29.  Management Services.

         Not applicable.

Item 30.  Undertakings.

         Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Stamford, and the State of Connecticut, on the 31st day of May, 2002.


                                          INSTITUTIONAL PORTFOLIO


                                          By: /s/ Thomas C. Mandia
                                             ----------------------------------
                                              Thomas C. Mandia,
                                              Assistant Secretary

                                 EXHIBIT INDEX


Exhibit        Description
No.
    a(1)       Articles of Amendment

      d Form of Management Agreement between the Registrant and Citi Fund Management Inc., as manager

      e Form of Placement Agency Agreement by and between the Registrant and Salomon Smith Barney Inc.

      g Form of Custodian Contract between the Registrant and State Bank and Trust Company

      h Form of Transfer Agency Agreement between the Registrant and Travelers Bank & Trust, fsb ("Travelers"), formerly known as Citi Fiduciary Trust Company, as transfer agent

    h(1) Form of Letter Agreement adding Institutional Reserves Portfolio and Institutional Enhanced Portfolio to the Transfer Agency Agreement between the Registrant and Travelers

    q(1)       Power of Attorney